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Exhibit 10.40

AMENDMENT TO NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

        In the first quarter of 2006, the Board of Directors amended the Company's non-employee director compensation policy. Prior to the amendment, the Chair of the Audit Committee received a $15,000 annual retainer, and the Chair of the Management Development and Compensation Committee received a $10,000 annual retainer. Under the amended policy, the Chair of the Audit Committee will receive a $20,000 annual retainer, and the Chair of the Management Development and Compensation Committee will receive a $14,000 annual retainer.

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  Exhibit 10.40